Exhibit 99.1

July 13, 2016	Analyst Contact:	Megan Patterson 918-561-5325
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners Second-quarter
2016 Conference Call and Webcast Scheduled

TULSA, Okla. – July 13, 2016 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will release second-quarter 2016 earnings after the market closes on Aug. 2, 2016.

ONEOK’s and ONEOK Partners’ executive management will participate in a joint conference call the following day at 10 a.m. Eastern Daylight Time (9 a.m. Central Daylight Time) on Aug. 3, 2016. The call also will be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 888-600-4861, pass code 4836580, or log on to www.oneok.com or www.oneokpartners.com.

What:	ONEOK and ONEOK Partners second-quarter 2016 earnings conference call and webcast

When:	10 a.m. Eastern, Aug. 3, 2016
9 a.m. Central

Where:	1) Phone conference call: dial 888-600-4861, pass code
48365808944381
2) Log on to the webcast at www.oneok.com
3) Log on to the webcast at www.oneokpartners.com

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 4836580.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of March 31, 2016, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-

-more-

ONEOK and ONEOK Partners Second-quarter 2016
Conference Call and Webcast Scheduled

Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

###